Exhibit 99.2 NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2012	2011

ASSETS

Current Assets:
Cash and Cash Equivalents	$73,449	$6,559
Receivables, Net	773,415	488,002
Unbilled Revenues	182,643	175,207
Fuel, Materials and Supplies	267,281	248,958
Regulatory Assets	647,615	255,144
Marketable Securities	81,618	70,970
Prepayments and Other Current Assets	112,965	112,632
Total Current Assets	2,138,986	1,357,472

Property, Plant and Equipment, Net	16,303,805	10,403,065

Deferred Debits and Other Assets:
Regulatory Assets	5,008,034	3,267,710
Goodwill	3,518,454	287,591
Marketable Securities	394,207	60,311
Derivative Assets	93,256	98,357
Other Long-Term Assets	300,820	172,560
Total Deferred Debits and Other Assets	9,314,771	3,886,529

Total Assets	$27,757,562	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Thousands of Dollars)	2012	2011

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$1,359,250	$317,000
Long-Term Debt - Current Portion	879,746	331,582
Accounts Payable	542,691	633,282
Regulatory Liabilities	226,606	167,844
Derivative Liabilities	113,907	107,558
Other Current Liabilities	678,523	390,416
Total Current Liabilities	3,800,723	1,947,682

Rate Reduction Bonds	101,347	112,260

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,429,538	1,868,316
Regulatory Liabilities	561,555	266,145
Derivative Liabilities	912,352	959,876
Accrued Pension, SERP and PBOP	2,015,649	1,326,037
Other Long-Term Liabilities	871,428	420,011
Total Deferred Credits and Other Liabilities	7,790,522	4,840,385

Capitalization:
Long-Term Debt	6,732,536	4,614,913

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	116,200

Equity:
Common Shareholders' Equity:
Common Shares	1,662,358	980,264
Capital Surplus, Paid In	6,183,715	1,797,884
Retained Earnings	1,735,690	1,651,875
Accumulated Other Comprehensive Loss	(64,209)	(70,686)
Treasury Stock	(340,688)	(346,667)
Common Shareholders' Equity	9,176,866	4,012,670
Noncontrolling Interests	-	2,956
Total Equity	9,176,866	4,015,626
Total Capitalization	16,064,970	8,746,739

Total Liabilities and Capitalization	$27,757,562	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2012	2011	2012	2011

Operating Revenues	$1,861,529	$1,114,892	$4,589,835	$3,397,624

Operating Expenses:
Purchased Power, Fuel and Transmission	602,751	406,237	1,540,110	1,285,483
Operations and Maintenance	395,531	255,551	1,187,471	788,875
Depreciation	144,475	75,196	369,798	222,784
Amortization of Regulatory Assets, Net	43,835	36,163	74,851	86,653
Amortization of Rate Reduction Bonds	43,044	17,680	102,144	52,047
Energy Efficiency Programs	98,326	35,255	209,089	99,658
Taxes Other Than Income Taxes	120,662	84,994	319,559	252,817
Total Operating Expenses	1,448,624	911,076	3,803,022	2,788,317
Operating Income	412,905	203,816	786,813	609,307

Interest Expense:
Interest on Long-Term Debt	86,459	57,461	233,352	171,905
Interest on Rate Reduction Bonds	1,681	2,018	5,168	6,889
Other Interest	2,221	4,453	7,336	5,922
Interest Expense	90,361	63,932	245,856	184,716
Other Income, Net	4,324	1,430	14,904	19,077
Income Before Income Tax Expense	326,868	141,314	555,861	443,668
Income Tax Expense	117,360	49,883	199,379	157,934
Net Income	209,508	91,431	356,482	285,734
Net Income Attributable to Noncontrolling Interests	1,880	1,470	5,253	4,340
Net Income Attributable to Controlling Interest	$207,628	$89,961	$351,229	$281,394
Basic Earnings Per Common Share	$0.66	$0.51	$1.33	$1.59
Diluted Earnings Per Common Share	$0.66	$0.51	$1.32	$1.58
Dividends Declared Per Common Share	$0.34	$0.28	$0.97	$0.83
Weighted Average Common Shares Outstanding:
Basic	314,806,441	177,497,862	264,636,636	177,344,481
Diluted	315,805,796	177,835,348	265,353,377	177,647,694

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(Thousands of Dollars)	2012	2011

Operating Activities:
Net Income	$356,482	$285,734
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	24,249	12,435
Depreciation	369,798	222,784
Deferred Income Taxes	186,181	133,528
Pension, SERP and PBOP Expense	160,209	103,106
Pension and PBOP Contributions	(237,123)	(159,220)
Regulatory Underrecoveries, Net	(26,236)	(24,245)
Amortization of Regulatory Assets, Net	74,851	86,653
Amortization of Rate Reduction Bonds	102,144	52,047
Derivative Assets and Liabilities	(7,907)	(33,767)
Other	(9,702)	(14,802)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(27,677)	61,657
Fuel, Materials and Supplies	32,887	(4,072)
Taxes Receivable/Accrued, Net	26,302	109,410
Accounts Payable	(208,308)	66,618
Other Current Assets and Liabilities, Net	(20,145)	(9,419)
Net Cash Flows Provided by Operating Activities	796,005	888,447

Investing Activities:
Investments in Property, Plant and Equipment	(1,081,750)	(749,060)
Proceeds from Sales of Marketable Securities	232,911	116,463
Purchases of Marketable Securities	(252,762)	(118,251)
Proceeds from Sale of Assets	-	46,841
Other Investing Activities	40,265	(5,849)
Net Cash Flows Used in Investing Activities	(1,061,336)	(709,856)

Financing Activities:
Cash Dividends on Common Shares	(267,356)	(145,865)
Cash Dividends on Preferred Stock	(5,149)	(4,169)
Increase/(Decrease) in Short-Term Debt	654,250	(237,000)
Issuance of Long-Term Debt	300,000	382,000
Retirements of Long-Term Debt	(267,561)	(124,086)
Retirements of Rate Reduction Bonds	(95,225)	(51,198)
Other Financing Activities	13,262	(4,947)
Net Cash Flows Provided by/(Used in) Financing Activities	332,221	(185,265)
Net Increase/(Decrease) in Cash and Cash Equivalents	66,890	(6,674)
Cash and Cash Equivalents - Beginning of Period	6,559	23,395
Cash and Cash Equivalents - End of Period	$73,449	$16,721

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.